EXHIBIT 99

NEWS RELEASE

EMC Insurance Group Inc. Reports 2017 Second Quarter and Six Month Results

Second Quarter Ended June 30, 2017
Net Income Per Share - $0.26
Non-GAAP Operating Income Per Share* - $0.16
Net Realized Investment Gains Per Share - $0.10
Catastrophe and Storm Losses Per Share - $0.46
GAAP Combined Ratio - 104.1 percent

Six Months Ended June 30, 2017
Net Income Per Share - $0.58
Non-GAAP Operating Income Per Share* - $0.49
Net Realized Investment Gains Per Share - $0.09
Catastrophe and Storm Losses Per Share - $0.87
GAAP Combined Ratio - 102.3 percent

*Denotes financial measure not calculated in accordance with generally accepted accounting principles (non-GAAP). See “Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measures” for additional information.

Reaffirming 2017 non-GAAP operating income guidance* of $1.35 to $1.55 per share

DES MOINES, Iowa (August 8, 2017) - EMC Insurance Group Inc. (NASDAQ:EMCI) (the “Company”), today reported net income of $5.5 million ($0.26 per share) for the second quarter ended June 30, 2017, compared to $6.1 million ($0.29 per share) for the second quarter of 2016. This decline is attributed to adverse development experienced on prior years’ reserves (compared to favorable development for the second quarter of 2016), which more than offset a decline in catastrophe and storm losses this quarter.

For the six months ended June 30, 2017, the Company reported net income of $12.3 million ($0.58 per share) and a loss and settlement expense ratio of 68.3 percent, compared to net income of $20.8 million ($0.99 per share) and a loss and settlement expense ratio of 64.6 percent for the same period in 2016. This decline reflects an increase in the property and casualty insurance segment’s underlying loss and settlement expense ratio*, which excludes the impact of catastrophe and storm losses and development on prior years’ reserves. This ratio was 8.8 percentage points higher in the first quarter of 2017 than the first quarter of 2016, which resulted in a 3.7 percentage point increase for the first six months of 2017. This increase does not reflect a decline in the performance of the underlying book of business. Rather, the increase is attributed to differences in how bulk reserves are calculated and allocated to the various accident years under the new and prior bulk reserving methodologies. As a result, the comparison of the 2017 ratios to the 2016 ratios is not meaningful.

“The property and casualty insurance segment’s underlying loss and settlement expense ratio has been relatively consistent since the implementation of the new bulk reserving methodology in the third quarter of 2016,” stated President and Chief Executive Officer Bruce G. Kelley. “In fact, the ratio declined in the second quarter of this year, despite the softening market.”

“Before factoring in recoveries under the intercompany reinsurance treaty, the property and casualty insurance segment experienced a near-record level of catastrophe and storm losses during the second quarter amid an active storm season in the Midwest,” continued Kelley. “This comes on the heels of a record amount of catastrophe and storm losses incurred in the first quarter. Fortunately, the intercompany reinsurance treaty helped reduce the volatility of our second quarter results by capping these losses at $20 million for the first half of the year.”

Non-GAAP operating income, which excludes realized investment gains/losses from net income, totaled $3.3 million ($0.16 per share) for the second quarter of 2017, compared to $5.1 million ($0.24 per share) for the second quarter of 2016. For the six months ended June 30, 2017, the Company reported non-GAAP operating income of $10.5 million ($0.49 per share), compared to $20.4 million ($0.98 per share) for the same period in 2016.

The Company’s GAAP combined ratio was 104.1 percent in the second quarter of 2017, compared to 103.4 percent in the second quarter of 2016. For the first six months of 2017, the Company’s GAAP combined ratio was 102.3 percent, compared to 98.1 percent in 2016.

Premiums earned increased 2.3 percent and 1.8 percent for the second quarter and first six months of 2017, respectively. In the property and casualty insurance segment, premiums earned increased 4.0 percent and 3.4 percent for the second quarter and first six months of 2017, respectively. The majority of these increases are attributed to growth in insured exposures, an increase in retained policies in the commercial lines of business and small rate level increases on commercial lines renewal business. In the reinsurance segment, premiums earned decreased 3.0 percent and 3.7 percent for the second quarter and first six months of 2017, respectively. These decreases, which occurred in the pro rata line of business and stem from the Mutual Reinsurance Bureau underwriting association’s withdrawal from non-standard automobile business, were partially offset by increases in the excess of loss line of business.

Catastrophe and storm losses totaled $15.1 million ($0.46 per share after tax) in the second quarter of 2017, compared to $22.3 million ($0.69 per share after tax) in the second quarter of 2016. The Company experienced a record level of catastrophe and storm losses in the first quarter of 2017. As a result, the property and casualty insurance segment was further into the $20 million retention amount under its January 1 through June 30 intercompany excess of loss reinsurance treaty with Employers Mutual than it was in 2016 after completion of the first quarter. Therefore, second quarter catastrophe and storm losses in the property and casualty insurance segment were capped at $10.2 million, with $16.0 million of catastrophe and storm losses ceded to Employers Mutual. Because of the cap, second quarter catastrophe and storm losses accounted for only 10.1 percentage points of the combined ratio, which is below the Company’s most recent 10-year average of 18.4 percentage points for this period, and the 15.2 percentage points experienced in the second quarter of 2016. Catastrophe and storm losses totaled $28.5 million for the first six months of 2017 and 2016. On a segment basis, catastrophe and storm losses amounted to $10.2 million ($0.31 per share after tax) and $20.0 million ($0.61 per share after tax) in the property and casualty insurance segment, and $4.9 million ($0.15 per share after tax) and $8.5 million ($0.26 per share after tax) in the reinsurance segment for the three and six months ended June 30, 2017, respectively.

The loss and settlement expense ratio increased to 71.6 percent for the second quarter of 2017, from 70.2 percent for the same period in 2016. This is attributed to an increase in the reinsurance segment’s loss and settlement expense ratio caused by adverse development experienced on prior years’ reserves during the second quarter of 2017 compared favorable development during the same period in 2016, as well as a decline in premiums earned. This increase was partially offset by a decline in the property and casualty insurance segment’s loss and settlement expense ratio, which is attributed to an increase in premiums earned as losses and settlement expenses remained relatively consistent. The loss and settlement expense ratio increased to 69.1 percent for the first six months of 2017, from 65.0 percent for the same period in 2016.

The Company reported $1.7 million ($0.05 per share after tax) of adverse development on prior years’

reserves during the second quarter of 2017, compared to $8.1 million ($0.25 per share after tax) of favorable development in the second quarter of 2016. For the first six months of 2017, favorable development totaled $13.2 million ($0.40 per share after tax), compared to $15.9 million ($0.49 per share after tax) in 2016. Included in the development amounts reported for the second quarter and first six months of 2017 are $1.8 million and $4.5 million, respectively, of adverse development in the property and casualty insurance segment stemming from the settlement of claims for past and future legal fees and losses on a multi-year asbestos exposure associated with a former insured.

Net investment income declined 8.3 percent and 9.1 percent to $11.2 million and $22.2 million for the second quarter and first six months of 2017, from $12.2 million and $24.4 million for the same periods in 2016, respectively. These decreases primarily reflect an increase in the amortization of interest-only fixed maturity securities due to prepayments of the underlying collateral, as well as a decline in dividend income.

Net realized investment gains totaled $3.4 million ($0.10 per share after tax) and $2.8 million ($0.09 per share after tax) for the second quarter and first six months of 2017, compared to $1.6 million ($0.05 per share after tax) and $549,000 ($0.01 per share after tax) for the same periods in 2016, respectively. Included in the net realized investment gains reported for the second quarter and first six months of 2017 are $1.3 million and $3.6 million, respectively, of net realized investment losses attributed to a decline in the carrying value of a limited partnership that helps protect the Company from a sudden and significant decline in the value of its equity portfolio (the equity tail-risk hedging strategy), compared to $1.4 million and $3.3 million, respectively, for the same periods in 2016.

At June 30, 2017, consolidated assets totaled $1.6 billion, including $1.5 billion in the investment portfolio, and stockholders’ equity totaled $572.5 million, an increase of 3.5 percent from December 31, 2016. Book value of the Company’s common stock increased 3.0 percent to $26.84 per share from $26.07 per share at December 31, 2016. Book value excluding accumulated other comprehensive income was relatively flat at $24.06 per share at June 30, 2017, compared to $23.90 per share at December 31, 2016.

Based on results for the first six month of 2017 and management’s expectations for the remainder of the year, management is reaffirming its 2017 non-GAAP operating income guidance range of $1.35 to $1.55 per share. This guidance is based on a projected GAAP combined ratio of 100.5 percent for the year, with nominal changes to the other assumptions utilized in the projection.

The Company will hold an earnings conference call at noon Eastern time on Tuesday, August 8, 2017 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the second quarter, as well as its expectations for the remainder of 2017. Dial-in information for the call is toll-free 1-844-850-0550 (International: 1-412-317-5180).

Members of the news media, investors and the general public are invited to access a live webcast of the earnings conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay for approximately 90 days following the earnings conference call. A transcript will be available on the Company’s website shortly after the completion of the earnings conference call.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ Stock Market under the symbol EMCI. Additional information regarding the Company may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking all information currently available into account. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;

•	the adequacy of loss and settlement expense reserves;

•	state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;

•	rating agency actions;

•	“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “may”, “intend”, “likely” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Management uses certain non-GAAP financial measures for evaluating the Company’s performance. These measures are considered non-GAAP financial measures under applicable Securities and Exchange Commission (SEC) rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure. The Company’s calculation of non-GAAP financial measures may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s non-GAAP financial measures to the measures used by other companies. The following discussion includes reconciliations of the most directly comparable GAAP financial measures to the non-GAAP financial measures referenced in this report.

Non-GAAP operating income: One of the primary non-GAAP financial measures utilized by management for evaluating the Company’s performance is operating income. Non-GAAP operating income is calculated by excluding net realized investment gains/losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. While realized investment gains/losses are integral to the Company’s insurance operations over the long term, the decision to realize investment gains or losses in any particular period is subject to changing market conditions and management’s discretion, and is independent of the Company’s insurance operations.

Management’s operating income guidance is also considered a non-GAAP financial measure. Net realized investment gains/losses resulting from the sale of assets are not predictable due to changing market conditions and the discretionary nature of such events. As a result, management is unable to accurately project the Company’s annual net income and therefore utilizes non-GAAP operating income in the Company’s projected annual guidance.

Management believes non-GAAP operating income is useful to investors because it illustrates the performance of the Company’s normal, ongoing insurance operations, which is important in understanding and evaluating the Company’s financial condition and results of operations. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of net income.

RECONCILIATION OF NET INCOME TO NON-GAAP OPERATING INCOME
($ in thousands)
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income	$5,504	$6,128	$12,308	$20,782
Realized investment gains	(3,387)	(1,634)	(2,760)	(549)
Income tax expense	1,185	572	966	192
Net realized investment gains	(2,202)	(1,062)	(1,794)	(357)
Non-GAAP operating income	$3,302	$5,066	$10,514	$20,425

RECONCILIATION OF NET INCOME PER SHARE TO NON-GAAP OPERATING INCOME PER SHARE
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income	$0.26	$0.29	$0.58	$0.99
Realized investment gains	(0.16)	(0.08)	(0.13)	(0.02)
Income tax expense	0.06	0.03	0.04	0.01
Net realized investment gains	(0.10)	(0.05)	(0.09)	(0.01)
Non-GAAP operating income	$0.16	$0.24	$0.49	$0.98

Property and casualty insurance segment’s underlying loss and settlement expense ratio: The loss and settlement expense ratio is the ratio (expressed as a percentage) of losses and settlement expenses incurred to premiums earned, which management uses as a measure of underwriting profitability of the Company’s property and casualty insurance business. The underlying loss and settlement expense ratio is a non-GAAP financial measure, which represents the loss and settlement expense ratio, excluding the impact of catastrophe and storm losses and development on prior years’ reserves. Management uses this ratio as an indicator of the property and casualty insurance segment’s underwriting discipline and performance for the current accident year. Management believes this ratio is useful for investors to understand the property and casualty insurance segment’s periodic earnings and variability of earnings caused by the unpredictable nature (i.e., the timing and amount) of catastrophe and storm losses and reported development on prior years’ reserves. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of loss and settlement expense ratio.

RECONCILIATION OF THE PROPERTY AND CASUALTY INSURANCE SEGMENT'S LOSS AND SETTLEMENT EXPENSE RATIO TO THE UNDERLYING LOSS AND SETTLEMENT EXPENSE RATIO
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Loss and settlement expense ratio	70.2%	72.9%	68.3%	64.6%
Catastrophe and storm losses	(8.8)%	(14.8)%	(8.7)%	(9.0)%
Reported favorable development experienced on prior years' reserves	0.7%	5.4%	4.1%	4.4%
Underlying loss and settlement expense ratio	62.1%	63.5%	63.7%	60.0%

Industry Metric
Premiums written: Premiums written is an industry metric used in statutory accounting to quantify the amount of insurance sold during a specified reporting period. Management analyzes trends in premiums written to assess business efforts, and uses it as a financial measure for goal setting and determining a portion of employee and senior management awards and compensation. Premiums earned, used in both statutory and GAAP accounting, is the recognition of the portion of premiums written directly related to the expired portion of an insurance policy for a given reporting period. The unexpired portion of premiums written is referred to as unearned premiums, and represents the portion of premiums written that would be returned to a policyholder upon cancellation of a policy.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended June 30, 2017	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$116,187	$33,650	$—	$149,837
Investment income, net	7,958	3,201	12	11,171
Other income (loss)	283	(528)	—	(245)
	124,428	36,323	12	160,763
Losses and expenses:
Losses and settlement expenses	81,508	25,720	—	107,228
Dividends to policyholders	2,416	—	—	2,416
Amortization of deferred policy acquisition costs	19,618	7,915	—	27,533
Other underwriting expenses	18,255	602	—	18,857
Interest expense	85	—	—	85
Other expenses	231	—	571	802
	122,113	34,237	571	156,921
Operating income (loss) before income taxes	2,315	2,086	(559)	3,842
Realized investment gains (losses)	3,738	(351)	—	3,387
Income (loss) before income taxes	6,053	1,735	(559)	7,229
Income tax expense (benefit):
Current	1,646	684	(261)	2,069
Deferred	(88)	(322)	66	(344)
	1,558	362	(195)	1,725
Net income (loss)	$4,495	$1,373	$(364)	$5,504
Average shares outstanding				21,276,627
Per Share Data:
Net income (loss) per share - basic and diluted	$0.21	$0.06	$(0.01)	$0.26
Catastrophe and storm losses (after tax)	$0.31	$0.15	$—	$0.46
Large losses[1] (after tax)	N/A	N/A	N/A	N/A
Reported (adverse) favorable development experienced on prior years' reserves (after tax)	$0.03	$(0.08)	$—	$(0.05)
Dividends per share				$0.21
Other Information of Interest:
Premiums written	$126,591	$28,554	$—	$155,145
Catastrophe and storm losses	$10,214	$4,909	$—	$15,123
Large losses[1]	N/A	N/A	N/A	N/A
Reported adverse (favorable) development experienced on prior years' reserves	$(850)	$2,557	$—	$1,707
GAAP Ratios:
Loss and settlement expense ratio	70.2%	76.4%	—	71.6%
Acquisition expense ratio	34.6%	25.3%	—	32.5%
Combined ratio	104.8%	101.7%	—	104.1%

[1] Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses. Under the property and casualty insurance segment's prior bulk reserving methodology, large losses had a direct impact on earnings. Under the new bulk reserving methodology implemented during the third quarter of 2016, large losses are taken into consideration when establishing the current accident quarter/year ultimate estimates of losses, but there is no longer a direct relationship between large losses and earnings. As a result, it is no longer meaningful to report large losses separately.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended June 30, 2016	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$111,771	$34,675	$—	$146,446
Investment income, net	8,568	3,608	3	12,179
Other income (loss)	162	(85)	—	77
	120,501	38,198	3	158,702
Losses and expenses:
Losses and settlement expenses	81,466	21,354	—	102,820
Dividends to policyholders	3,495	—	—	3,495
Amortization of deferred policy acquisition costs	19,501	8,066	—	27,567
Other underwriting expenses	16,681	876	—	17,557
Interest expense	85	—	—	85
Other expenses	211	—	514	725
	121,439	30,296	514	152,249
Operating income (loss) before income taxes	(938)	7,902	(511)	6,453
Realized investment gains	1,018	616	—	1,634
Income (loss) before income taxes	80	8,518	(511)	8,087
Income tax expense (benefit):
Current	(261)	2,905	(270)	2,374
Deferred	(327)	(178)	90	(415)
	(588)	2,727	(180)	1,959
Net income (loss)	$668	$5,791	$(331)	$6,128
Average shares outstanding				20,989,844
Per Share Data:
Net income (loss) per share - basic and diluted	$0.03	$0.27	$(0.01)	$0.29
Catastrophe and storm losses (after tax)	$0.51	$0.18	$—	$0.69
Large losses[1] (after tax)	$0.31	$—	$—	$0.31
Reported favorable development experienced on prior years' reserves (after tax)	$0.18	$0.07	$—	$0.25
Dividends per share				$0.19
Other Information of Interest:
Premiums written	$120,533	$30,406	$—	$150,939
Catastrophe and storm losses	$16,576	$5,741	$—	$22,317
Large losses[1]	$10,000	$—	$—	$10,000
Reported favorable development experienced on prior years' reserves	$(5,989)	$(2,130)	$—	$(8,119)
GAAP Ratios:
Loss and settlement expense ratio	72.9%	61.6%	—	70.2%
Acquisition expense ratio	35.5%	25.8%	—	33.2%
Combined ratio	108.4%	87.4%	—	103.4%

[1] Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)

Six months ended June 30, 2017	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$229,835	$64,489	$—	$294,324
Investment income, net	15,973	6,184	21	22,178
Other income (loss)	444	(1,099)	—	(655)
	246,252	69,574	21	315,847
Losses and expenses:
Losses and settlement expenses	157,028	46,485	—	203,513
Dividends to policyholders	5,138	—	—	5,138
Amortization of deferred policy acquisition costs	39,695	14,649	—	54,344
Other underwriting expenses	37,185	1,026	—	38,211
Interest expense	169	—	—	169
Other expenses	410	—	1,153	1,563
	239,625	62,160	1,153	302,938
Operating income (loss) before income taxes	6,627	7,414	(1,132)	12,909
Realized investment gains (losses)	3,141	(381)	—	2,760
Income (loss) before income taxes	9,768	7,033	(1,132)	15,669
Income tax expense (benefit):
Current	2,137	2,429	(451)	4,115
Deferred	(258)	(551)	55	(754)
	1,879	1,878	(396)	3,361
Net income (loss)	$7,889	$5,155	$(736)	$12,308
Average shares outstanding				21,265,529
Per Share Data:
Net income (loss) per share - basic and diluted	$0.37	$0.24	$(0.03)	$0.58
Catastrophe and storm losses (after tax)	$0.61	$0.26	$—	$0.87
Large losses[1] (after tax)	N/A	N/A	N/A	N/A
Reported favorable development experienced on prior years' reserves (after tax)	$0.28	$0.12	$—	$0.40
Dividends per share				$0.42
Book value per share				$26.84
Effective tax rate				21.4%
Annualized net income as a percent of beg. SH equity				4.5%
Other Information of Interest:
Premiums written	$241,198	$58,822	$—	$300,020
Catastrophe and storm losses	$20,000	$8,497	$—	$28,497
Large losses[1]	N/A	N/A	N/A	N/A
Reported favorable development experienced on prior years' reserves	$(9,313)	$(3,884)	$—	$(13,197)
GAAP Ratios:
Loss and settlement expense ratio	68.3%	72.1%	—	69.1%
Acquisition expense ratio	35.7%	24.3%	—	33.2%
Combined ratio	104.0%	96.4%	—	102.3%

[1] Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses. Under the property and casualty insurance segment's prior bulk reserving methodology, large losses had a direct impact on earnings. Under the new bulk reserving methodology implemented during the third quarter of 2016, large losses are taken into consideration when establishing the current accident quarter/year ultimate estimates of losses, but there is no longer a direct relationship between large losses and earnings. As a result, it is no longer meaningful to report large losses separately.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Six months ended June 30, 2016	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$222,217	$66,966	$—	$289,183
Investment income, net	17,339	7,065	5	24,409
Other income (loss)	294	(228)	—	66
	239,850	73,803	5	313,658
Losses and expenses:
Losses and settlement expenses	143,564	44,365	—	187,929
Dividends to policyholders	7,348	—	—	7,348
Amortization of deferred policy acquisition costs	38,923	14,972	—	53,895
Other underwriting expenses	33,149	1,379	—	34,528
Interest expense	169	—	—	169
Other expenses	368	—	1,006	1,374
	223,521	60,716	1,006	285,243
Operating income (loss) before income taxes	16,329	13,087	(1,001)	28,415
Realized investment gains	172	377	—	549
Income (loss) before income taxes	16,501	13,464	(1,001)	28,964
Income tax expense (benefit):
Current	5,856	4,577	(441)	9,992
Deferred	(1,514)	(386)	90	(1,810)
	4,342	4,191	(351)	8,182
Net income (loss)	$12,159	$9,273	$(650)	$20,782
Average shares outstanding				20,916,022
Per Share Data:
Net income (loss) per share - basic and diluted	$0.58	$0.44	$(0.03)	$0.99
Catastrophe and storm losses (after tax)	$0.63	$0.26	$—	$0.89
Large losses[1] (after tax)	$0.41	$—	$—	$0.41
Reported favorable development experienced on prior years' reserves (after tax)	$0.30	$0.19	$—	$0.49
Dividends per share				$0.38
Book value per share				$26.81
Effective tax rate				28.2%
Annualized net income as a percent of beg. SH equity				7.9%
Other Information of Interest:
Premiums written	$231,800	$61,415	$—	$293,215
Catastrophe and storm losses	$20,000	$8,481	$—	$28,481
Large losses[1]	$13,035	$—	$—	$13,035
Reported favorable development experienced on prior years' reserves	$(9,787)	$(6,084)	$—	$(15,871)
GAAP Ratios:
Loss and settlement expense ratio	64.6%	66.2%	—	65.0%
Acquisition expense ratio	35.7%	24.5%	—	33.1%
Combined ratio	100.3%	90.7%	—	98.1%

[1] Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses.

CONSOLIDATED BALANCE SHEETS
	June 30, 2017	December 31, 2016
($ in thousands, except share and per share amounts)	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,200,799 and $1,189,525)	$1,225,128	$1,199,699
Equity securities available-for-sale, at fair value (cost $148,148 and $147,479)	221,651	213,839
Other long-term investments	14,929	12,506
Short-term investments	36,135	39,670
Total investments	1,497,843	1,465,714

Cash	315	307
Reinsurance receivables due from affiliate	21,163	21,326
Prepaid reinsurance premiums due from affiliate	14,927	9,309
Deferred policy acquisition costs (affiliated $40,875 and $40,660)	41,044	40,939
Prepaid pension and postretirement benefits due from affiliate	11,709	12,314
Accrued investment income	10,901	11,050
Amounts receivable under reverse repurchase agreements	16,500	20,000
Accounts receivable	1,892	2,076
Income taxes recoverable	543	—
Goodwill	942	942
Other assets (affiliated $3,504 and $4,632)	4,618	4,836
Total assets	$1,622,397	$1,588,813

LIABILITIES
Losses and settlement expenses (affiliated $704,790 and $685,533)	$709,491	$690,532
Unearned premiums (affiliated $255,588 and $243,682)	256,362	244,885
Other policyholders' funds (all affiliated)	12,465	13,068
Surplus notes payable to affiliate	25,000	25,000
Amounts due affiliate to settle inter-company transaction balances	4,826	11,222
Pension benefits payable to affiliate	3,751	4,097
Income taxes payable	—	2,359
Deferred income taxes	17,728	11,321
Other liabilities (affiliated $19,571 and $27,871)	20,292	32,987
Total liabilities	1,049,915	1,035,471

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 30,000,000 shares; issued and outstanding, 21,327,147 shares in 2017 and 21,222,535 shares in 2016	21,327	21,223
Additional paid-in capital	121,351	119,054
Accumulated other comprehensive income	59,380	46,081
Retained earnings	370,424	366,984
Total stockholders' equity	572,482	553,342
Total liabilities and stockholders' equity	$1,622,397	$1,588,813

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Three months ended June 30,
	2017			2016
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$29,014	$23,744	81.8%	$27,409	$24,684	90.1%
Property	26,069	17,949	68.9%	25,073	23,078	92.0%
Workers' compensation	25,343	16,291	64.3%	23,489	12,764	54.3%
Other liability	24,254	14,319	59.0%	24,139	11,313	46.9%
Other	2,197	423	19.2%	2,073	9	0.5%
Total commercial lines	106,877	72,726	68.0%	102,183	71,848	70.3%

Personal lines	9,310	8,782	94.3%	9,588	9,618	100.3%
Total property and casualty insurance	$116,187	$81,508	70.2%	$111,771	$81,466	72.9%

Reinsurance
Pro rata reinsurance	$12,016	$7,674	63.9%	$15,468	$6,256	40.4%
Excess of loss reinsurance	21,634	18,046	83.4%	19,207	15,098	78.6%
Total reinsurance	$33,650	$25,720	76.4%	$34,675	$21,354	61.6%

Consolidated	$149,837	$107,228	71.6%	$146,446	$102,820	70.2%

	Six months ended June 30,
	2017			2016
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$57,046	$50,633	88.8%	$54,336	$43,489	80.0%
Property	51,571	35,488	68.8%	49,821	35,460	71.2%
Workers' compensation	50,046	30,065	60.1%	46,736	26,170	56.0%
Other liability	48,382	25,031	51.7%	47,809	23,866	49.9%
Other	4,306	330	7.7%	4,144	(57)	(1.4)%
Total commercial lines	211,351	141,547	67.0%	202,846	128,928	63.6%

Personal lines	18,484	15,481	83.8%	19,371	14,636	75.6%
Total property and casualty insurance	$229,835	$157,028	68.3%	$222,217	$143,564	64.6%

Reinsurance
Pro rata reinsurance	$22,451	$13,820	61.6%	$29,109	$16,132	55.4%
Excess of loss reinsurance	42,038	32,665	77.7%	37,857	28,233	74.6%
Total reinsurance	$64,489	$46,485	72.1%	$66,966	$44,365	66.2%

Consolidated	$294,324	$203,513	69.1%	$289,183	$187,929	65.0%

PREMIUMS WRITTEN
	Three months ended June 30, 2017		Three months ended June 30, 2016
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$34,645	22.3%	$31,584	20.9%	9.7%
Property	28,525	18.4%	27,046	17.9%	5.5%
Workers' compensation	23,680	15.3%	22,863	15.2%	3.6%
Other liability	27,078	17.4%	26,453	17.5%	2.4%
Other	2,414	1.6%	2,328	1.5%	3.7%
Total commercial lines	116,342	75.0%	110,274	73.0%	5.5%

Personal lines	10,249	6.6%	10,259	6.8%	(0.1)%
Total property and casualty insurance	$126,591	81.6%	$120,533	79.8%	5.0%

Reinsurance
Pro rata reinsurance	$10,813	7.0%	$14,779	9.8%	(26.8)%
Excess of loss reinsurance	17,741	11.4%	15,627	10.4%	13.5%
Total reinsurance	$28,554	18.4%	$30,406	20.2%	(6.1)%

Consolidated	$155,145	100.0%	$150,939	100.0%	2.8%

	Six months ended June 30, 2017		Six months ended June 30, 2016
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$65,081	21.7%	$60,325	20.6%	7.9%
Property	53,867	18.0%	51,472	17.6%	4.7%
Workers' compensation	46,759	15.6%	45,273	15.4%	3.3%
Other liability	52,005	17.3%	51,396	17.5%	1.2%
Other	4,697	1.5%	4,534	1.6%	3.6%
Total commercial lines	222,409	74.1%	213,000	72.7%	4.4%

Personal lines	18,789	6.3%	18,800	6.4%	(0.1)%
Total property and casualty insurance	$241,198	80.4%	$231,800	79.1%	4.1%

Reinsurance
Pro rata reinsurance	$19,505	6.5%	$26,963	9.1%	(27.7)%
Excess of loss reinsurance	39,317	13.1%	34,452	11.8%	14.1%
Total reinsurance	$58,822	19.6%	$61,415	20.9%	(4.2)%

Consolidated	$300,020	100.0%	$293,215	100.0%	2.3%

Contacts
Investors:	Media:
Steve Walsh, 515-345-2515	Lisa Hamilton, 515-345-7589
steve.t.walsh@emcins.com	lisa.l.hamilton@emcins.com